                                                                     Exhibit 4.5

                           CERTIFICATE OF DESIGNATION
                             RIGHTS AND PREFERENCES
                                     OF THE
                  ___% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                            PAR VALUE $.01 PER SHARE
                                       OF
                             CKE RESTAURANTS, INC.

                      ___________________________________

                       Pursuant to Section 151(g) of the
                            General Corporation Law
                            of the State of Delaware
                      ___________________________________



          CKE RESTAURANTS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

          FIRST: The Certificate of Incorporation of the Corporation, as amended, authorizes the issuance of __________ shares of preferred stock, par value $.01 per share, of the Corporation ("Preferred Stock") in one or more series, and authorizes the Board of Directors to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

          SECOND: The Board of Directors of the Corporation, at a meeting duly held and called on _____________, 199_, authorized the issuance, the public offering and the sale of shares of Preferred Stock of the Corporation and appointed and authorized a Committee of the Board of Directors (the "Committee") to approve any underwriting agreement or similar agreement for the distribution of the Preferred Stock; the term of any series of Preferred Stock; the price at which, the title, date, form and number of shares of which, the Preferred Stock shall be offered to the public; the underwriting discount or similar selling costs; the period or periods within which, and the price at which, the Preferred Stock ay be redeemed by the Corporation, if any; to approve the Registration Statement for the Preferred Stock and all amendments and supplements thereto; to fix the terms at which the Preferred Stock can be converted into the Common Stock, par value $.01 per share, of the Corporation ("Common Stock") and to reserve the number of shares of Common Stock as may be issuable upon the conversion of any such series
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of Preferred Stock; to establish such other terms and make such other changes in the terms of the proposed issues of Preferred Stock; and to approve all the forms of instruments relating thereto, and any changes therein, not inconsistent with the foregoing, as the Committee may determine.

          THIRD: The Committee by unanimous written consent in lieu of a meeting dated ___________, 199_, did duly adopt the following resolutions providing for the designation, powers, preferences and rights, and the qualifications, limitations and/or restrictions thereof, of the __% Cumulative Convertible Preferred Stock, $.01 par value, of the Corporation.

          NOW, THEREFORE, BE IT RESOLVED, that the Committee, pursuant to authority vested in it by the Board of Directors and in accordance with the provisions of the Certificate of Incorporation, as amended, of the Corporation, hereby approves the issuance of a series of Preferred Stock and hereby fixes the designation of such series and the powers, preferences, rights, and qualifications, limitations and restrictions thereof in addition to those set forth in said Certificate of Incorporation, as amended, as follows:

          1. Designation. The designation of the series of Preferred Stock created by this resolution shall be __% Cumulative Convertible Preferred Stock, $.01 par value, of CKE Restaurants, Inc. (the "Corporation") (hereinafter referred to as "Cumulative Convertible Preferred Stock"), and the number of shares constituting such series shall be _______, which number may be increased (but not above the total number of shares of Preferred Stock of the Corporation) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors. The Cumulative Convertible Preferred Stock shall rank prior to the Common Stock with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

          2.          Dividend Rights.

          (a) The holders of shares of Cumulative Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends, accruing from ____________, 199_, at the annual rate of __% per annum, and no more, payable, when, as and if declared by the Board of Directors, quarterly on ________________________________________ of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), commencing ____________, 199_, at such annual rate. Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation. The date of initial





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issuance of shares of Cumulative Convertible Preferred Stock is hereinafter referred to as the "Issue Date". Dividends payable on the Cumulative Convertible Preferred Stock (i) for any period other than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four.

          (b) Dividends on shares of Cumulative Convertible Preferred Stock shall be cumulative from the Issue Date whether or not there shall be funds legally available for the payment thereof. If dividends on the Cumulative Convertible Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Cumulative Convertible Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding shares of the Cumulative Convertible Preferred Stock and shares of such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears on the Cumulative Convertible Preferred Stock and on such other series of Preferred Stock to the date of such dividend payment. Holders of shares of the Cumulative Convertible Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

          (c) Unless full cumulative dividends on all outstanding shares of the Cumulative Convertible Preferred Stock shall have been paid or declared and set aside for payment for all past dividend periods and the Corporation is not in default or in arrears in respect to the optional redemption of any shares of Cumulative Convertible Preferred Stock, no dividend shall be declared upon the Common Stock or upon any other stock ranking junior to the Cumulative Convertible Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up (the Common Stock and any other stock being herein referred to as "Junior Stock", nor shall the Corporation make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any securities of the Corporation other than Junior Stock.

          3.          Liquidation Preferences.

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Cumulative Convertible Preferred





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Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to $_____ per share of Convertible Cumulative Preferred Stock plus an amount equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of Common Stock or any other class of stock of the Corporation ranking junior to the Cumulative Convertible Preferred Stock as to the distribution of assets upon any such liquidation, dissolution or winding up. After payment of such liquidating distributions, the holders of shares of Cumulative Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

          (b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Cumulative Convertible Preferred Stock and any other shares of Preferred Stock ranking on a parity with the Cumulative Convertible Preferred Stock as to the distribution of assets upon any such liquidation, dissolution or winding up, the holders of Cumulative Convertible Preferred Stock and the holders of such other Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

          (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

          4.          Redemption.

          (a) The Corporation, at its option, may redeem any or all shares of Cumulative Convertible Preferred Stock, at any time or from time to time, on or after ___________, 199_, at a redemption price of $___ per share
during the period from __________, 199_   through but not including __________,
199_, and thereafter at the redemption prices set forth below during the 12-month period beginning on May 1 of the years shown below, plus in each case an amount equal to accrued and unpaid dividends thereon to and including the date of redemption (the "Redemption Price"):





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
     Year                             Redemption Price Per Share
     ----                             --------------------------
                                              $
                                              $
                                              $
                                              $
                                              $
                                              $

         (b) If less than all the outstanding shares of Cumulative Convertible Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata (subject to rounding to avoid fractional shares) as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be equitable.

         (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Cumulative Convertible Preferred Stock to be redeemed, at their respective addresses appearing on the stock books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the Redemption Price; (iii) that the holder has the right to convert such shares into Common Stock until the close of business on the tenth day preceding the related redemption date; the then-effective conversion price and the place where certificates for such shares may be surrendered for conversion; (iv) the number of shares of Cumulative Convertible Preferred Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (v) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and (vi) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the related redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be





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entitled to receive the Redemption Price, without interest.  In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         (d) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, The City of New York, State of New York or the City of Los Angeles, State of California and having capital surplus and undivided profits of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Cumulative Convertible Preferred Stock), notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of Section 5 at any time prior to the close of business on the tenth day preceding the related redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of Cumulative Convertible Preferred Stock converted before the close of business on the tenth day preceding the related redemption date shall be returned to the Corporation upon such conversion. Any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the related redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest thereon, of the Redemption Price.

         (e) Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Cumulative Convertible Preferred Stock or any dividend on any other series of Preferred Stock of the Corporation ranking on a parity with the Cumulative Convertible Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up (the "Parity Preferred Stock") shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Cumulative Convertible Preferred Stock or Parity Preferred Stock unless all outstanding shares of Cumulative Convertible Preferred Stock and Parity Preferred Stock are simultaneously redeemed and shall not purchase or otherwise





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
acquire any shares of Cumulative Convertible Preferred Stock or the Parity Preferred Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Cumulative Convertible Preferred Stock and Parity Preferred Stock for the purchase of all outstanding shares thereof.

         5. Conversion Rights. The holders of shares of Cumulative Convertible Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

         (a) Shares of Cumulative Convertible Preferred Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a conversion price of $_____ per share of Common Stock (the "Conversion Price"). The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. For purposes of such conversion, each share of Cumulative Convertible Preferred Stock will be valued at $___. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Cumulative Convertible Preferred Stock surrendered for conversion prior to the record date for the determination of stockholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of stockholders entitled to such dividends. If any shares of Cumulative Convertible Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the tenth day preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

         (b) In order to convert shares of Cumulative Convertible Preferred Stock into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the Cumulative Convertible Preferred Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares or any fraction of a share of Cumulative Convertible Preferred Stock having a denominator of five, each such fractional interest, measured in one-fifths, being valued for purposes of conversion at $____; references in this Section 5 to the conversion of any share of Cumulative Convertible Preferred Stock shall also apply, mutatis mutandis, to such fractional interests. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of





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
the certificates representing the shares of Cumulative Convertible Preferred Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Cumulative Convertible Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Cumulative Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Cumulative Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

         (c) In the case of any share of Cumulative Convertible Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Cumulative Convertible Preferred Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date"), the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Cumulative Convertible Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Cumulative Convertible Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Cumulative Convertible Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other next day funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Due Date on the shares of Cumulative Convertible Preferred Stock being surrendered for conversion. The dividend with respect to a share of Cumulative Convertible Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Cumulative Convertible Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date, notwithstanding the conversion of such share of Cumulative Convertible Preferred Stock after such record date and prior to such Dividend Due Date,





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
and the holder converting such share of Cumulative Convertible Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Cumulative Convertible Preferred Stock for conversion. Except as provided in this subsection, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Cumulative Convertible Preferred Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

         (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Cumulative Convertible Preferred Stock. If more than one share of Cumulative Convertible Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Cumulative Convertible Preferred Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price, determined as provided in subsection (vi) of Section 5(e) below, on the date on which the shares of Cumulative Convertible Preferred Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

         (e) The Conversion Price shall be adjusted from time to time as follows:

                 (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                 (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them




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
         to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (ii), the number of shares of Common Stock at anytime outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

                 (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                 (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in subsection (ii) above, any dividend or distribution paid in cash out of the consolidated earnings or consolidated retained earnings of the Corporation and any dividend or distribution referred to in subsection (i) above), the





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         Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Cumulative Convertible Preferred Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                 (v) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 5(g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subsection (iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (iii) above).

                 (vi)     For the purpose of any computation under subsections
         (ii) and (iv) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is no longer listed or admitted to trading on such Exchange, on the principal national securities exchange on





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
         which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

                 (vii) No adjustment in the Conversion Price for the Cumulative Convertible Preferred Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in such price;provided, however, that any adjustments which by reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (f) Whenever the Conversion Price shall be adjusted as herein provided (i) the Corporation shall forthwith make available at the office of the transfer agent for the Cumulative Convertible Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Cumulative Convertible Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

         (g) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Cumulative Convertible Preferred Stock shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities, cash or other property receivable upon such consolidation, merger, sale or exchange by a holder of the number of shares of Common Stock issuable upon conversion of such shares of Cumulative Convertible Preferred Stock immediately prior to such consolidation, merger, sale or exchange. No provision shall be made for adjustments in the Conversion Price. The provisions of this Section 5(g) shall similarly apply to any such successive consolidation, merger, sale or exchange.

         (h)     The Corporation shall pay any taxes that may be payable





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
in respect of the issuance of shares of Common Stock upon conversion of shares of Cumulative Convertible Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of Cumulative Convertible Preferred Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance in another name shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

         (i) The Corporation may make such reductions in the Conversion Price, in addition to those required by subsections (i) through (iv) of Section 5(e) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Cumulative Convertible Preferred Stock then outstanding.

         (k)     In the event that:

                 (i) the Corporation shall declare a dividend or any other distribution on its Common Stock, payable otherwise than in cash out of consolidated earnings or consolidated retained earnings; or

                 (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                 (iii) any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or

                 (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation occurs;

the Corporation shall cause to be mailed to the holders of record of Cumulative Convertible Preferred Stock at least 20 days prior to the applicable date hereinafter specified a notice stating (x)





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
the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

         6. Voting Rights. Other than as required by applicable law, the Cumulative Convertible Preferred Stock shall not have any voting powers either general or special, except that:

                 (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Cumulative Convertible Preferred Stock, and any one or more other series of Parity Preferred Stock which by its terms provides for similar voting rights (the "Other Preferred Stock") and is similarly affected, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Cumulative Convertible Preferred Stock and any such other series of Other Preferred Stock shall vote together as a separate and single class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of, or any other change in, any of the provisions of the Certificate of Incorporation, as amended, or of any amendment or supplement thereto (including any Certificate of Designation or any similar document relating to any series of Preferred Stock) of the Corporation, which would adversely affect the preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Cumulative Convertible Preferred Stock and any such other series of other Preferred Stock.

                 (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Cumulative Convertible Preferred Stock and any series of Other Preferred Stock of the Corporation at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Cumulative Convertible Preferred Stock and any such series of Other Preferred Stock of the Corporation shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, or increases the authorized amount of, any shares of any class of stock of the Corporation ranking prior to the Cumulative Convertible Preferred Stock and any series of Other Preferred Stock. Subject to the foregoing, the Corporation's Certificate of Incorporation, as amended, may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Cumulative Convertible Preferred Stock.

                 (c) Whenever, at any time or times, dividends payable on the shares of Cumulative Convertible Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends on shares of the Cumulative Convertible Preferred Stock at the time outstanding, the holders of the outstanding shares of Cumulative Convertible Preferred Stock shall have the exclusive right, voting separately as a class together with holders of shares of any one or more series of Other Preferred Stock to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of Cumulative Convertible Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any series of Other Preferred Stock being entitled to such number of votes, if any, for each such share of Other Preferred Stock held as may be granted to them). Upon the vesting of such right of the holders of Cumulative Convertible Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Cumulative Convertible Preferred Stock (either alone or together with the holders of shares of series of Other Preferred Stock) as hereinafter set forth. The right of the holders of Cumulative Convertible Preferred Stock, voting separately as a class to elect (either alone or together with the holders of shares of any series of Other Preferred Stock) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Cumulative Convertible Preferred Stock shall have been paid in full or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                 (d) Each director elected by the holders of shares of Cumulative Convertible Preferred Stock shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term all dividends on the Cumulative Convertible Preferred Stock shall have been paid in full. If the office of any director elected by the holders of Cumulative Convertible Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors of the class in which such vacancy occurs may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by the holders of the Cumulative Convertible Preferred Stock and the special voting powers vested in the holders of Cumulative Convertible Preferred Stock as provided in this subsection
         (d) shall have expired, the number of directors shall be such number as may be provided for in the Certificate of Incorporation, as amended, or the By-Laws, as amended, irrespective of any increase made pursuant to the provisions of this subsection (d).

         7. Reacquired Shares. Shares of Cumulative Convertible Preferred Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

         8. No Sinking Fund. Shares of Cumulative Convertible Preferred Stock are not subject to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the Cumulative Convertible Preferred Stock.

         FURTHER RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized, for and on behalf of and in the name of the Corporation, to file a copy of the foregoing resolution with the Secretary of State of the State of Delaware in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware.





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
         IN WITNESS WHEREOF, CKE RESTAURANTS, INC., has caused this Certificate of Designation to be signed by ____________________, its _____________ and
_________________, its ____________, and its Corporate Seal to be hereunder affixed this ____ day of _________, 199_.

                                           CKE RESTAURANTS, INC.


[Seal]
                                           By ________________________________
                                              [NAME] [TITLE]


Attest: ______________________________
            [NAME], Secretary





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